EXHIBIT 99.3

                     ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                     ANALYSIS OF REVENUES AND DRILLING COSTS
                                   (Unaudited)

                 FOR THE THREE MONTHS ENDED
                     SEPTEMBER 30, 2006

                                                                 DRILLING
                                             REVENUES              COSTS
                                           ------------       ------------
                                                    (In Millions)

ATWOOD HUNTER                                 $ 19.4               $ 5.9
ATWOOD EAGLE                                    13.7                 7.8
ATWOOD BEACON                                   10.7                 2.7
ATWOOD FALCON                                    8.4                 5.1
VICKSBURG                                        7.6                 3.3
RICHMOND                                         7.4                 3.0
ATWOOD SOUTHERN CROSS                            6.6                 4.0
AUSTRALIA MANAGEMENT CONTRACTS                   4.0                 3.5
SEAHAWK                                          4.0                 4.0
OTHER                                              -                 1.9
                                              ------               -----
                                                81.8                41.2
                                              ======               =====


                FOR THE TWELVE MONTHS ENDED
                     SEPTEMBER 30, 2006


                                                                   DRILLING
                                           REVENUES                 COSTS
                                        ---------------         -------------
                                                      (In Millions)

ATWOOD EAGLE                                  $ 47.0               $ 26.8
ATWOOD FALCON                                   30.1                 16.5
ATWOOD BEACON                                   32.1                 10.4
VICKSBURG                                       30.0                 11.9
ATWOOD HUNTER                                   62.8                 18.8
SEAHAWK                                         11.6                  8.4
RICHMOND                                        20.2                 10.4
ATWOOD SOUTHERN CROSS                           29.9                 24.2
AUSTRALIA MANAGEMENT CONTRACTS                  12.9                 10.8
OTHER                                              -                  6.2
                                               -----               ------
                                               276.6                144.4
                                              ======               ======